                                                                    EXHIBIT (12)
                                                                          Page 1

                              Republic Bancorp Inc.
  Calculations of Ratios of Earnings to Combined Fixed Charges and Dividends on
          Trust Preferred Securities and Preferred Stock of Subsidiary

                                                                      Three Months Ended                 Six Months Ended
(in thousands)                                                             June 30,                          June 30,
                                                               --------------------------------    -----------------------------
                                                                    2002             2001               2002            2001
                                                               --------------    --------------    -------------   -------------
Including Interest on Deposits:


 Fixed charges:
       Total interest expense                                  $       33,815    $       51,318    $      69,688   $     105,830
       Interest portion of rent expense                                   184               239              368             491
       Dividends on trust preferred securities and
          preferred stock of subsidiary                                 1,755               680            3,511           1,361
                                                               --------------    --------------    -------------   -------------
           Fixed charges including interest on deposits        $       35,754    $       52,237    $      73,567   $     107,682
                                                               ==============    ==============    =============   =============

 Earnings:
       Net income                                              $       14,534    $       21,318    $      28,652   $      22,117
       Income taxes                                                     6,487            10,954           12,655          11,343
       Fixed charges, as above                                         35,754            52,237           73,567         107,682
                                                               --------------    --------------    -------------   -------------
           Earnings for purposes of calculation                $       56,775    $       84,509    $     114,874   $     141,142
                                                               ==============    ==============    =============   =============

 Ratio of earnings to combined fixed charges and
       dividends on trust preferred securities and preferred
       stock of subsidiary including interest on deposits                1.59 x            1.62 x           1.56 x          1.31 x


 Excluding Interest on Deposits:

 Fixed charges:
       Total interest expense excluding interest on deposits   $       14,751    $       20,522    $      29,984   $      42,020
       Interest portion of rent expense                                   184               239              368             491
       Dividends on trust preferred securities and preferred
         stock of subsidiary                                            1,755               680            3,511           1,361
                                                               --------------    --------------    -------------   -------------
           Fixed charges excluding interest on deposits        $       16,690    $       21,441    $      33,863   $      43,872
                                                               ==============    ==============    =============   =============

 Earnings:
       Net income                                              $       14,534    $       21,318    $      28,652   $      22,117
       Income taxes                                                     6,487            10,954           12,655          11,343
       Fixed charges, as above                                         16,690            21,441           33,863          43,872
                                                               --------------    --------------    -------------   -------------
           Earnings for purposes of calculation                $       37,711    $       53,713    $      75,170   $      77,332
                                                               ==============    ==============    =============   =============

 Ratio of earnings to combined fixed charges and dividends
       on trust preferred securities and preferred stock of
       stock of subsidiary excluding interest on deposits                2.26 x            2.51 x           2.22 x          1.76 x

                                                                    EXHIBIT (12)
                                                                          Page 2

                              Republic Bancorp Inc.
          Calculations of Ratios of Earnings to Combined Fixed Charges


                                                                    Three Months Ended                  Six Months Ended
(in thousands)                                                           June 30,                           June 30,
                                                                ---------------------------       ---------------------------
                                                                    2002           2001               2002           2001
                                                                ------------   ------------       ------------   ------------
 Including Interest on Deposits:

 Fixed charges:
       Total interest expense                                      $ 33,815        $ 51,318         $  69,688       $ 105,830
       Interest portion of rent expense                                 184             239               368             491
                                                                -----------    ------------       -----------    ------------
           Fixed charges including interest on deposits            $ 33,999        $ 51,557         $  70,056       $ 106,321
                                                                ===========    ============       ===========    ============

 Earnings:
       Net income                                                  $ 14,534        $ 21,318         $  28,652       $  22,117
       Income taxes                                                   6,487          10,954            12,655          11,343
       Fixed charges, as above                                       33,999          51,557            70,056         106,321
                                                                -----------    ------------       -----------    ------------
           Earnings for purposes of calculation                    $ 55,020        $ 83,829         $ 111,363       $ 139,781
                                                                ===========    ============       ===========    ============

 Ratio of earnings to combined fixed charges including
       interest on deposits                                            1.62 x          1.63 x            1.59 x          1.31 x



 Excluding Interest on Deposits:

 Fixed charges:

       Total interest expense excluding interest on deposits       $ 14,751        $ 20,522         $  29,984       $  42,020
       Interest portion of rent expense                                 184             239               368             491
                                                                -----------    ------------       -----------    ------------
           Fixed charges excluding interest on deposits            $ 14,935        $ 20,761         $  30,352       $  42,511
                                                                ===========    ============       ===========    ============

 Earnings:
       Net income                                                  $ 14,534        $ 21,318         $  28,652       $  22,117
       Income taxes                                                   6,487          10,954            12,655          11,343
       Fixed charges, as above                                       14,935          20,761            30,352          42,511
                                                                -----------    ------------       -----------    ------------
           Earnings for purposes of calculation                    $ 35,956        $ 53,033         $  71,659       $  75,971
                                                                ===========    ============       ===========    ============

 Ratio of earnings to combined fixed charges excluding
       interest on deposits                                            2.41 x          2.55 x            2.36 x          1.79 x